Exhibit 99.2

CONSENT OF HOULIHAN LOKEY CAPITAL, INC.

December 4, 2020

The Board of Directors of Eaton Vance Corp.
Two International Place
Boston, Massachusetts 02110

Re:	Registration Statement on Form S-4 of Morgan Stanley (the “Registration Statement”)

Dear Members of the Board of Directors:

Reference is made to our opinion letter (“opinion”), dated October 7, 2020.

Our opinion was provided for the information and assistance of the Board of Directors of Eaton Vance Corp. (the “Company”) in connection with its evaluation of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent.  We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the references to our opinion in the above-referenced Registration Statement on Form S-4 under the captions “SUMMARY - Opinions of Eaton Vance’s Financial Advisors - Opinion of Houlihan Lokey Capital, Inc.”, “THE MERGERS - Background of the Mergers”, “THE MERGERS - Eaton Vance’s Reasons for the Mergers; Recommendation of the Eaton Vance Board of Directors”, and “THE MERGERS - Opinions of Eaton Vance’s Financial Advisors - Opinion of Houlihan Lokey Capital, Inc.”, and to the inclusion of our opinion in the Information Statement/Prospectus included in the Registration Statement, appearing as Annex C to such Information Statement/Prospectus.  Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.
HOULIHAN LOKEY CAPITAL, INC.